Exhibit 24.1
CONFIRMING STATEMENT
      This Statement confirms that the undersigned has authorized and designated
Edward Kissel and Johnny Wilhelm, each acting singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 and Schedules 13D and 13G (including any amendments thereto) that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Willdan Group, Inc., a Delaware corporation. The authority of Edward Kissel and Johnny Wilhelm under this Statement shall continue until the undersigned is no longer required to file any of Forms
3, 4 and 5 and Schedules 13D and 13G with regard to the undersigned's ownership of or transactions in securities of Willdan Group, Inc. unless earlier revoked in writing. The undersigned acknowledges that Edward Kissel and Johnny Wilhelm are not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934, as amended.

Dated: December 14, 2022
/s/ Robert MacArthur

Robert MacArthur